                                  CONFIDENTIAL
                     SHOPPING CHANNEL PROMOTIONAL AGREEMENT
                     --------------------------------------

         This Agreement, (the "Agreement") dated as of Gourmet Market 05/06 1999 (the "Effective Date"), is made and entered into by and between America Online, Inc. ("AOL"), a Delaware corporation, with its principal offices at 22000 AOL Way, Dulles, Virginia 20166 and Gourmet Market ("MERCHANT"), a California corporation, with its principal offices at 507 Howard Street, Suite 200, San Francisco, CA 94105 (each a "Party" and collectively the "Parties").

                                  INTRODUCTION
                                  ------------

AOL owns, operates and distributes the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. MERCHANT wishes to secure a promotional placement within the shopping channel of the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter (as specified in Exhibit A) (each channel, a "Shopping Channel") which, when activated, will provide access to MERCHANT's site on the World Wide Web or its area on the AOL Service or CompuServe Service (as the case may be) (the "Merchant Site") where MERCHANT offers content, products and/or services for sale. Terms not defined herein shall be defined on the attached Exhibit B.

                                     TERMS
                                     -----

1. MERCHANT PROGRAMMING. MERCHANT will make available through the Merchant Site the certain products, content and/or services specified in Exhibit A (the "Products") in accordance with the Standard Shopping Channel Terms and Conditions set forth on Exhibit C.

2.       PROMOTIONAL OBLIGATIONS.

         2.1 AOL Promotion of MERCHANT. Commencing on a date set forth on Exhibit A hereto, AOL will provide the promotion(s) set forth in Exhibit A (the "Promotion"). Except to the extent expressly described in Exhibit A, the specific form, placement, positioning, duration and nature of the Promotion(s) will be as determined by AOL in its reasonable discretion (consistent with the editorial composition of the applicable screens) and the nature of the Promotion being purchased by MERCHANT, as reflected in Exhibit A. The specific content to be contained within the Promotions (including, without limitation, within any advertising banners or contextual promotions) will be determined by MERCHANT, subject to AOL's technical limitations, the terms of this Agreement and AOL's then-applicable policies relating to advertising and promotions. Each Promotion will link only to the Merchant Site and will promote only Products listed on Exhibit A. MERCHANT acknowledges that the sole obligation of AOL is to display the Promotion(s) in the Shopping Channel(s) in accordance with the terms and conditions hereto.

         2.2   MERCHANT Cross-Promotion.
               A. Within each Merchant Site, MERCHANT shall include a prominent promotional banner ("AOL Promo") appearing "above the fold" on the first screen of the Merchant Site, to promote such AOL products or services as AOL may reasonably designate (for example, the America Online(R) brand service, the CompuServe(R) brand service, the AOL.com(R) site, the Netscape Netcenter(TM) site, ICQ, the Digital City(R) services or the AOL Instant Messenger(TM) service); AOL will provide the creative content to be used in the AOL Promo (including designation of links from such content to other content pages). MERCHANT shall post (or update, as the case may
                        be) the creative content supplied by AOL (within the spaces for the AOL Promo) within a commercially reasonable period of time from its receipt of such content from AOL. Without limiting any other reporting obligations of the Parties contained herein, MERCHANT shall provide AOL with monthly written reports specifying the number of Impressions to the pages containing the AOL Promo during the prior month.
               B. In MERCHANT's television, radio, print and "out of home" (e.g., buses and billboards) advertisements and in any publications, programs, features or other forms of media over which MERCHANT exercises at least partial editorial control, MERCHANT will include specific references or mentions (orally where possible) of the availability of the Merchant's Site through the America Online(R) brand service, which are at least as prominent as any references that MERCHANT makes to any other MERCHANT online or Internet site (by way of site name, related company name, URL or otherwise). Without limiting the generality of the foregoing, MERCHANT's listing of the "URL" for any Merchant online site will be accompanied by an equally prominent listing of the "keyword" term on the AOL Service for Merchant's Site.

          PAYMENTS; REPORTS.

          3.1 Placement Fees. MERCHANT will pay AOL $104,405 for displaying the Promotion within the Shopping Channel on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter. The total amount of $104,405 will be payable in three equal installments, with the first such payment to be made upon the Effective Date, the second such payment to be made ninety (90) days from the earliest launch date of the AOL Shopping Commerce Center(s) specified on Exhibit A attached hereto and the last payment to be made ninety (90) days from the second installment. MERCHANT will be provided a credit against any amounts already paid to AOL by MERCHANT for promotional carriage under MERCHANT's existing agreement with AOL which overlap promotional carriage provided for hereunder, if any, as established by the launch date of the applicable AOL Shopping Commerce Center(s) specified on Exhibit A attached hereto. MERCHANT agrees that, except as specified herein, once the Promotion is installed, there will be no refunds or proration of rates if MERCHANT elects to discontinue display of the Promotion prior to expiration of the Term. Should AOL fail to display the Promotion in accordance with the terms of this Agreement due to MERCHANT's failure to comply with any requirement of this Agreement, MERCHANT will remain liable for the full amount indicated above.

          3.2 Reports. AOL will provide MERCHANT with monthly usage information related to the Promotion in substance and form reasonably determined by AOL. MERCHANT may not distribute or disclose usage information to any third party without AOL's prior written consent. MERCHANT will provide AOL with monthly reports, in a form reasonably satisfactory to AOL, which detail the number of daily items, orders and gross sales through the Merchant Site on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter (as applicable).

4. TERM. Unless otherwise rightfully terminated pursuant to the terms and conditions in the Exhibits attached hereto, this Agreement will terminate ten (10) months from the latest launch date of the AOL Shopping Channel Commerce Center(s) specified on Exhibit A attached hereto (the "Term").

5. EXISTING AGREEMENTS. To the extent that MERCHANT has any existing shopping channel agreement(s) with AOL in effect as of the Effective Date such agreements shall terminate on the date that the last promotion described in the existing agreement is replaced with Promotion(s) described in this Agreement.

6. PRESS RELEASES. Each Party will submit to the other Party, for its prior written approval, which will not be unreasonably withheld or delayed, any press release or any other public statement ("Press Release") regarding the transaction contemplated hereunder. Notwithstanding the foregoing, either Party may issue Press Releases and other disclosures as required by law or as reasonably advised by legal counsel without the consent of the other Party and in such event, the disclosing Party will provide at least five (5) business days prior written notice of such disclosure. The failure to obtain the prior written approval of the other Party will be deemed a material breach of this Agreement. Because it would be difficult to precisely ascertain the extent of the injury caused to the non-breaching Party, in the event of such material breach, the non-breaching party may elect to either (i) terminate this Agreement immediately upon notice to the other Party, and the cure provision of
          Section 12 on Exhibit D of this Agreement shall not apply, or (ii) as liquidated damages, elect to modify the Impression commitment hereunder by fifteen percent (15%) (either an increase in Impressions if AOL has materially breached the Agreement or a decrease in Impressions if MERCHANT has materially breached the Agreement).

 7. GENERAL TERMS. The general legal terms and conditions set forth on Exhibit D attached hereto are hereby made a part of this Agreement.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the Effective Date.


AMERICA ONLINE, INC.                            Gourmet Market


By:                                             By:
   --------------------------                       ---------------------------

Print Name:                                     Print Name:
           ------------------                              --------------------

Title:                                          Title:
      -----------------------                         -------------------------

Date:                                           Date:
     ------------------------                         -------------------------

                                                Tax ID/EIN#:
                                                            -------------------

GOLD TENANT PROMOTION


To commence on the launch date of the AOL commerce center specified below on the AOL Service (the "AOL Commerce Center Launch Date") and terminate ten (10) months from the AOL Commerce Center Launch Date, MERCHANT will become a "Gold Tenant" in the Gourmet Gift department(s) of the Food and Gourmet commerce center of the Shopping Channel on the AOL Service. Commencing on the launch date of the corresponding commerce center (described above) of the Shopping Channel on each of AOL.com, the CompuServe Service and the Netscape Netcenter, MERCHANT will become a Gold Tenant as specified herein and such promotion shall terminate ten (10) months from the AOL Commerce Center Launch Date. As a Gold Tenant in a department, MERCHANT will be entitled to the following:

Principal Exposure on the AOL Service, AOL.com, the CompuServe Service, and the Netscape Netcenter:
     One continuous (24/7) 143 x 30 pixels button with corporate brand or logo on the department front screen.

Additional Promotion on the AOL Service:
     Rotation with other Gold Tenants in the department on a promotional banner with text and branded art promotion on the department front screen. These banner rotations are reserved for the Gold Tenant Merchant's on the department screen and will be divided proportionately among them.
     Product listing availability through the AOL Product Search, subject to Merchant's participation and the terms and conditions set forth on Exhibit C Section 3.
     Banner rotation on the AOL Product Search screen of the AOL Service. These banner rotations will be divided proportionately among all shopping channel merchants.
     Up to three (3) AOL Keywords(TM) for use from the AOL Service, for registered MERCHANT trade name or trademark (subject to the other provisions contained herein).
     Fifteen percent (15%) discount from the then-current rate card on purchases of additional advertising banners or buttons on the AOL Service, AOL.com, the CompuServe Service, and the Netscape Netcenter, subject to availability for the period requested (with such purchases to be made in accordance with the then-applicable Standard Advertising Insertion Order for the property in question). Sponsorships are not entitled to the aforementioned discount. Eligibility to participate in the following AOL Shopping promotional programs (the "Program Areas") subject to the terms and conditions set forth on Exhibit C Section 3:

          o    Quick Gifts
          o Standard Seasonal Catalogs or Special Event Merchandising areas (e.g., Christmas Shop), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.
          o Premier-level Seasonal Catalogs or Special Event Merchandising areas (e.g., Golf Outings), subject to MERCHANT's participation in AOL's Quick Checkout and AOL's Search Product as described on Exhibit C Section 3.
          o    Gift Reminder
          o    Newsletters

xxx additional Promotions on the AOL Service, AOL.com, the CompuServe Service, the Netscape Netcenter or the AOL network not specified herein will be determined at AOL's reasonable discretion; provided that the additional, standard promotions to be provided to the MERCHANT within the Shopping areas on the AOL Service, AOL.com, the CompuServe Service and the Netscape Netcenter will be comparable in nature to the additional, standard Promotions provided to other similarly situated MERCHANTs in the same category (i.e. Anchor Tenant, Gold Tenant or Silver Tenant).